EXHIBIT 99.1

Jewett-Cameron to Participate in the Lytham Partners Fall 2024 Investor Conference on October 1, 2024

NORTH PLAINS, Ore. / September 30, 2024 / Jewett-Cameron Trading Company Ltd. (“Jewett-Cameron”) (Nasdaq: JCTCF), a company committed to innovative products that enrich outdoor spaces, announced today it will participate in a webcasted presentation and host one-on-one meetings with investors at the Lytham Partners Fall 2024 Investor Conference, taking place virtually on Tuesday, October 1, 2024.

Company Webcast

The webcasted presentation will take place at 1:15pm ET on Tuesday, October 1, 2024. The webcast can be accessed by visiting the conference home page at https://lythampartners.com/fall2024/ or directly at https://app.webinar.net/DW2kX2KybM5. The webcast will also be available for replay following the event.

1x1 Meetings

Management will be participating in virtual one-on-one meetings throughout the event. To arrange a meeting with management, please contact Lytham Partners at 1x1@lythampartners.com or register for the event at https://lythampartners.com/fall2024invreg/.

About Jewett-Cameron Trading Company Ltd. (JCTCF)

Jewett-Cameron Trading Company is a holding company that, through its subsidiaries, operates out of facilities located in North Plains, Oregon. Jewett-Cameron Company's business consists of the manufacturing and distribution of patented and patent pending specialty metal and sustainable bag products, and wholesale distribution of wood products. The Company's brands include Lucky Dog®, for pet products; Jewett Cameron Fence for brands such as Adjust-A-Gate®, Fit-Right®, Perimeter Patrol®, Euro Fence, and Lifetime Steel Post® for gates and fencing; MyEcoWorld® for sustainable bag products; and Early Start, Spring Gardner, Greenline®, and Weatherguard for greenhouses.  Additional information about the Company and its products can be found on the Company's website at www.jewettcameron.com.

Forward-looking Statements

The information in this release contains certain forward-looking statements that anticipate future trends and events. These statements are based on certain assumptions that may prove to be erroneous and are subject to certain risks, including but not limited to, the uncertainties of the Company's new product introductions, the risks of increased competition and technological change in the Company's industry, customer concentration risk, supply chain delays, governmental and regulatory risks, and other factors described in greater detail in the Company's filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Company Contact:

Chad Summers, Chief Executive Officer

Jewett-Cameron
Phone: (503) 647-0110

Investor Contact:

Robert Blum

Lytham Partners

Phone: (602) 889-9700

JCTCF@lythampartners.com